ASSET PURCHASE AGREEMENT


                                      AMONG


                      CENTIGRAM COMMUNICATIONS CORPORATION


                             TTCI ACQUISITION CORP.


                                       AND


                         THE TELEPHONE CONNECTION, INC.


                                  June 20, 1998

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I - DEFINITIONS........................................................1

ARTICLE II - PURCHASE AND SALE TRANSACTION.....................................4

    2.1   Purchase and Sale of Assets..........................................4
    2.2   Assumption of Liabilities............................................5
    2.3   Purchase Price.......................................................5
    2.4   The Closing..........................................................5
    2.5   Deliveries at the Closing............................................5
    2.6   Allocation; Transfer Taxes; Property Taxes...........................5
    2.7   Non-Assignment of Certain Agreements.................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................6

    3.1   Organization.........................................................6
    3.2   Capital Structure....................................................7
    3.3   Subsidiaries.........................................................7
    3.4   Authority............................................................7
    3.5   No Conflict..........................................................7
    3.6   Consents.............................................................8
    3.7   Company Financial Statements.........................................8
    3.8   No Undisclosed Liabilities...........................................8
    3.9   No Changes...........................................................8
    3.10  Tax Matters.........................................................10
    3.11  Restrictions on Business Activities.................................11
    3.12  Title of Properties; Absence of Liens and Encumbrances; Condition
          of Equipment .......................................................11
    3.13  Intellectual Property...............................................12
    3.14  Agreements, Contracts and Commitments...............................16
    3.15  Interested Party Transactions.......................................18
    3.16  Governmental Authorization..........................................18
    3.17  Litigation..........................................................19
    3.18  Accounts Receivable.................................................19
    3.19  Minute Books........................................................19
    3.20  Bulk Sales Creditors................................................20
    3.21  Brokers' and Finders' Fees..........................................20
    3.22  Employees; Employee Benefit Plans and Compensation..................20
    3.23  Insurance...........................................................22
    3.24  Environmental Matters...............................................22
    3.25  Compliance with Laws................................................23
    3.26  Complete Copies of Materials........................................23
    3.27  Warranties; Indemnities.............................................23
    3.28  Representations Complete............................................23

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................23

    4.1   Organization........................................................24
    4.2   Authority...........................................................24
    4.3   No Conflict.........................................................24
    4.4   Brokers' Fees.......................................................24
    4.5   Consents............................................................24

ARTICLE V - CONDUCT PRIOR TO THE CLOSING......................................25

    5.1   Conduct of Business of the Company..................................25
    5.2   No Solicitation.....................................................27

 ARTICLE VI - ADDITIONAL AGREEMENTS ..........................................27

    6.1   Stockholder Consent.................................................27
    6.2   Access to Information...............................................27
    6.3   Confidentiality.....................................................28
    6.4   Audit Procedures....................................................28
    6.5   Public Disclosure...................................................28
    6.6   Consents............................................................28
    6.7   Reasonable Best Efforts; Further Assurances.........................28
    6.8   Notification of Certain Matters.....................................29
    6.9   Bulk Transfer Laws..................................................29
    6.10  Company 401(k) Plan.................................................29
    6.11  Transferred Employees...............................................29
    6.12  Satisfaction of Liabilities.........................................30
    6.13  Severance Agreements................................................30

ARTICLE VII - CONDITIONS TO OBLIGATION TO CLOSE ..............................30

    7.1   Conditions to Obligation of the Parent and Sub......................30
    7.2   Conditions to Obligation of the Company.............................31

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
          INDEMNITY ..........................................................32

    8.1   Survival of Representations and Warranties..........................32
    8.2   Indemnification of Parent and Sub...................................32
    8.3   Indemnification of the Company......................................34

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

    8.4   Escrow Arrangements.................................................35
    8.5   ....................................................................41

ARTICLE IX - TERMINATION......................................................41

    9.1   Termination of Agreement............................................41
    9.2   Effect of Termination...............................................42

ARTICLE X - MISCELLANEOUS.....................................................42

    10.1  No Third-Party Beneficiaries........................................42
    10.2  Entire Agreement....................................................42
    10.3  Succession and Assignment...........................................42
    10.4  Counterparts........................................................42
    10.5  Headings............................................................43
    10.6  Notices.............................................................43
    10.7  Governing Law.......................................................44
    10.8  Amendments and Waivers..............................................44
    10.9  Severability........................................................44
    10.10 Expenses............................................................44
    10.11 Construction........................................................45
    10.12 Incorporation of Exhibits and Schedules.............................45
    10.13 Specific Performance................................................45
    10.14 Other Remedies......................................................45
    10.15 Submission to Jurisdiction..........................................45


Exhibit A    -   Form of Assignment and Assumption
Exhibit B    -   Form of Settlement Agreement and Mutual Release
Exhibit C    -   Form of Settlement Agreement and Mutual Release
Exhibit D    -   Form of Opinion of Intellectual Property Counsel to the Company
Exhibit E    -   Employee List

Schedule A   -   Acquired Assets
Schedule B   -   Assumed Liabilities

Disclosure Schedule

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement is entered into as of June 20, 1998, by and among Centigram Communications Corporation, a Delaware corporation ("Parent"), TTCI Acquisition Corp., a Delaware corporation ("Sub"), and The Telephone Connection, Inc., a Delaware corporation (the "Company"). Parent, Sub and the Company are referred to collectively herein as the "Parties."

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective stockholders that Sub acquire the assets of the Company and assume certain liabilities of the Company (the "Acquisition") and, in furtherance thereof, have approved the Acquisition.

         B. The Company, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

         C. The Company is engaged in the business of designing, developing, marketing, selling and supporting communications software and equipment (as currently conducted, the "Business").

         D. A portion of the funds otherwise payable to the Company in connection with the Acquisition shall be subject to set off in the event that the Company breaches any of its representations, warranties or covenants contained in this Agreement.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         "Acquired Assets" means all right, title, and interest in and to all of the assets of the Company, including but not limited to those assets listed on Schedule A attached hereto and the following:

                  (1) all leases, subleases, licenses, wills, trusts or other contracts, agreements or instruments, whether written or oral, and all rights thereunder, including without limitation (i) the MCI Agreement (as such term is defined in Section 3.5 of the Disclosure Schedule) and the agreements between the Company and MCI related thereto, (ii) the agreements referenced in Section
1.1 of the Disclosure Schedule, and (iii) the Contracts set forth in Section 3.14(a) of the Disclosure Schedule that are marked with an asterisk (but excluding the Contracts set forth in Section 3.14(a) of the Disclosure Schedule that are not marked with an asterisk);

                  (2) (i) all claims, deposits, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment, (ii) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (iii) all books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials;

                  (3) all supplies owned by the Company;

                  (4) all tangible personal property, including equipment owned or leased by the Company;

                  (5) all businesses and financial records, books, ledgers, files, plans, documents, correspondence, lists, plots, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records of the Company, whether written or electronically stored or otherwise recorded;

                  (6) all books, records, customer lists, supplier lists and other proprietary or confidential information or data relating to the Acquired Assets;

                  (7) all of the Company's goodwill;

                  (8) the benefit, to the extent the Company is able to assign the same, of all right, title and interest of the Company to claims and causes of action relating to the Business;

                  (9)  all of the  Company's  rights  in,  arising  out  of,  or
associated  with  Intellectual   Property,   including  without  limitation  all
Intellectual Property of the Company;

                  (10) all real property, improvements, fixtures and fittings thereon, easements, rights of way and other appurtenant rights thereto (such as appurtenant rights in and to public streets), if any; and

                  (11) all rights with respect to leasehold interests and subleases and rights thereunder relating to the real and personal property.

provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications and franchises to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock plans, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Company as a corporation,
(ii) any of the rights of the Company under, arising out of or in connection with this Agreement, the Acquisition and/or the transactions contemplated thereby (or under any side agreement between the Company on the one hand and Parent and/or Sub on the other hand entered into on or after the date of this Agreement), (iii) all cash, cash equivalents, securities, notes and accounts receivable of, and other evidences of indebtedness owing to, the Company existing as of the Closing Date (as defined below), or (iv) any prepaid rentals or other prepaid expenses or deposits of the Company.


         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Assumed Liabilities" has the meaning set forth in Section 2.2 below.

         "Audited Statements" has the meaning set forth in Section 6.4 below.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2.4 below.

         "Closing Date" has the meaning set forth in Section 2.4 below.

         "Company" has the meaning set forth in the preface above.

         "Company Agent" means Howard Bender.

         "Company Notes" means, collectively (i) that certain Promissory Note, dated _________, by and between the Company and Merrill Solomon and (ii) that certain Promissory Note, dated _________, by and between the Company and Howard Bender.

         "Disclosure Schedule" has the meaning set forth in Article 3 below.

         "Escrow Agent" means U.S. Bank Trust National Association.

         "Escrow Amount" means $750,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" has the meaning set forth in Section 3.7 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Intellectual  Property  of the  Company"  has the meaning set forth in
Section 3.13(a).

         "Knowledge" means actual knowledge after reasonable investigation of Merrill Solomon, Steven Schwartz, Jay Kimball, Eric Burger and Tom Beres.

         "Liability" means any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Liens"  means  any  mortgage,   pledge,   lien,   security   interest,
encumbrance, charge or claim.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

         "Purchase Price" has the meaning set forth in Section 2.3 below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax" has the meaning set forth in Section 3.10(a) below.

         "Tax Returns" has the meaning set forth in Section 3.10(b) below.


                                   ARTICLE II

                          PURCHASE AND SALE TRANSACTION

         2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Sub agrees to purchase from the Company, and the Company agrees to sell, transfer, convey, and deliver to the Sub, all of the Acquired Assets at the Closing for the consideration specified below in this
Article 2.

         2.2 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement and the Assignment and Assumption Agreement in the form attached hereto as Exhibit A (the "Assignment and Assumption"), the Sub agrees to assume and become responsible for only the Liabilities of the Company which are specifically set forth on Schedule B hereto (the "Assumed Liabilities") at the Closing. Neither Parent nor Sub will assume or have any responsibility, however, with respect to any Liability of the Company not included within the definition of Assumed Liabilities.

         2.3 Purchase Price. The Sub agrees to pay to the Company at the Closing $11,144,100 (the "Purchase Price") by delivery of cash payable by wire transfer or delivery of other immediately available United States funds.

         2.4 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation in Palo Alto, California commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         2.5 Deliveries at the Closing. At the Closing, (i) the Company will deliver to the Parent and Sub the various certificates, instruments, and documents referred to in Section 7.1 below; (ii) the Parent and Sub will deliver to the Company the various certificates, instruments, and documents referred to in Section 7.2 below; (iii) the Company will execute, acknowledge (if appropriate) and deliver to the Sub (A) the Assignment and Assumption and such additional assignments (including real property and Intellectual Property transfer documents) as are necessary to consummate the transactions contemplated by this Agreement and (B) such other instruments of sale, transfer, conveyance and assignment as the Sub and its counsel may reasonably request; (iv) the Sub will execute, acknowledge (if appropriate) and deliver to the Company (A) the Assignment and Assumption and (B) such other instruments of assumption as the Company and its counsel may reasonably request; and (v) the Sub will deliver to the Company the Purchase Price in the manner specified in Section 2.3 above; provided that the Sub will, on behalf and at the direction of the Company hereby irrevocably given, pay directly to creditors under the Company Notes that portion of the Purchase Price as is equal to the amount outstanding as of the Closing Date under the Company Notes, whereupon the Company will deliver to Sub evidence of the satisfaction and cancellation of the Company Notes.

         2.6 Allocation; Transfer Taxes; Property Taxes. The Parties agree to allocate the consideration paid for the Acquired Assets for tax purposes among the Acquired Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Parent or Sub shall pay and promptly discharge when due any and all sales taxes, use taxes, transfer taxes, recording fees and similar taxes, charges, fees or expenses ("Sales Tax") that may become payable by reason of or in connection with the Acquisition. All personal property Taxes shall be pro rated for the taxable period which includes the Closing Date and each party shall bear its allocable share of such Taxes. The Company, Parent and Sub agree to cooperate in the preparation of forms to be filed with respect to Sales

Tax and the filing of such forms with the appropriate agency or authority. At the Closing, the Company, Parent and Sub shall agree on a settlement statement which reconciles the obligations of each party as stated herein and accounts for prepaid expenses, deposits, rentals and the like.

         2.7 Non-Assignment of Certain Agreements. Notwithstanding the foregoing provisions of this Article 2 (but without limiting the obligation of the Company under Section 6.6 of this Agreement or the rights of Parent and Sub under
Section 7.1(d) of this Agreement), no agreement which by its terms is not assignable without the consent of the other party or parties thereto shall be deemed to be assigned hereby (or by any other instrument or agreement executed in connection herewith) unless and until such consent shall have been obtained. With respect to each such agreement, until such time as such agreement is assigned to Sub, the Company, at Sub's request and expense and at Sub's direction, shall take all reasonable actions (i) to preserve the Company's rights and obligations with respect to such agreement, (ii) to facilitate the collection of any monies due or payable with respect thereto, (iii) to hold such monies for Sub's benefit and to pay such monies promptly over to Sub, (iv) to confer on and deliver to Sub all other rights and benefits accruing to the Company thereunder, and (v) to permit Sub, in the Company's name, to fulfill all of the Company's duties and obligations thereunder.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

         The Company represents and warrants to the Parent and Sub that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as specifically set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule") and except as provided in the final paragraph of
Section 5.1 of this Agreement. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

         3.1 Organization. The Company is a corporation duly incorporated and organized, and is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets, financial condition or results of operations of the Company. The Company has delivered a true and correct officially certified copy of its Certificate of Incorporation and Bylaws, which have not been amended since the time the Company was formed (together, the "Charter"), to Parent or its counsel.

         3.2  Capital Structure.

              (a) The authorized capital of the Company consists of (i) 10,000 shares of Common Stock, of which that number of shares are issued and outstanding as is set forth in Section 3.2 of the Disclosure Schedule, and (ii) no shares of Preferred Stock. The stockholders listed in Section 3.2 of the Disclosure Schedule hold of record and beneficially all of the outstanding capital stock of the Company. All of the issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares.

              (b) Except for the options described in Section 3.2(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the options described in this Section 3.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

         3.3 Subsidiaries. The Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock of, or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         3.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further action is required on the part of the Company or its stockholders to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.5 No Conflict. The execution and delivery of this Agreement does not, and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Charter, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article 2 above).

         3.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other U.S. federal, state, province, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

         3.7  Company  Financial  Statements.  Section  3.7  of  the  Disclosure
Schedule includes the Company's unaudited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal years ending December 31, 1997 and 1996, and its unaudited financial statements (balance sheets, income statement and statement of cash flow) as of and for the five-month period ended May 31, 1998. Such financial statements are referred to collectively as the "Financial Statements." The Financial Statements are complete and correct and have been prepared in accordance with GAAP, applied on a basis consistent throughout the periods indicated. The Financial Statements present fairly the financial condition and operating results of the Business as of the dates and during the periods indicated therein. The balance sheet of the Company as of May 31, 1998 is hereinafter referred to as the "Balance Sheet." May 31, 1998 is hereinafter referred to as the "Balance Sheet Date."

         3.8 No Undisclosed Liabilities. Except as reflected or reserved against in the Balance Sheet and except for Liabilities not required to be reflected in financial statements in accordance with GAAP, as of the Balance Sheet Date the Company did not have (and, in the case of Liabilities which are unknown, unasserted, contingent, unaccrued, unliquidated or to become due, to the Company's knowledge the Company did not have) any Liability, nor has the Company incurred any such Liability, except for Liabilities incurred in the Ordinary Course of Business and Liabilities set forth in Section 3.8 of the Disclosure Schedule.

         3.9 No Changes. Since the Balance Sheet Date through the date hereof, except as set forth in Section 3.9 of the Disclosure Schedule, there has not been, occurred or arisen any:

              (a) transaction by the Company except in the Ordinary Course of Business;

              (b) capital expenditure or commitment for capital expenditure by the Company, either individually or in the aggregate, exceeding $5,000;

              (c) destruction of, damage to or loss of any Acquired Assets (whether or not covered by insurance) in an amount in excess of $1,000 in the aggregate or loss of any business or customers of the Company;

              (d) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which the Company is aware or other unlawful labor practice or action (Section 3.9(d) of the Disclosure Schedule includes a list of all employees who have been terminated by the Company since January 1, 1997);

              (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

              (f) revaluation by the Company of any of the Acquired Assets, other than depreciation as required by GAAP and reflected on the Balance Sheet;

              (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any the capital stock of the Company;

              (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person;

              (i) sale, lease, license or other disposition of any of the assets or properties of the Company, except dispositions of inventory in the Ordinary Course of Business;

              (j) amendment or termination or violation of any distribution agreement or any material contract, agreement or license to which the Company is a party or by which it is bound, other than termination by the Company pursuant to the terms thereof in the Ordinary Course of Business;

              (k) loan by the Company to any person or entity, other than advances to its employees for travel and business expenses in the Ordinary Course of Business, or incurrence by the Company of any indebtedness other than trade debt in Ordinary Course of Business, guaranty of the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

              (l) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

              (m) notice of commencement, or to the knowledge of the Company commencement or threat of commencement, of any lawsuit or proceeding against or investigation of the Company or its affairs;

              (n) to the knowledge of the Company, claim of ownership by a third party of any Intellectual Property of the Company or infringement by the Company of any third party's intellectual property rights;

              (o) change in pricing or royalties set or charged by the Company other than in the Ordinary Course of Business;

              (p) any event or condition of any character that had a material adverse effect on the Acquired Assets or the Business ("Material Adverse Effect"); or

              (q) negotiation or agreement by the Company or any officer or employees of the Company to do any of the things described in the preceding clauses (a) through (p) (other than by negotiations with Parent and Sub and their representatives regarding the transactions contemplated by this Agreement and acts otherwise permitted by such clauses (a) through (p)).

         3.10 Tax Matters.

              (a) Definition of Taxes. For the purposes of this Agreement, "Tax"
or, collectively, "Taxes," means (i) any and all federal, state, province, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, goods and services, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

              (b) Tax Returns and Audits.

                  (i) The Company as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, province, local and foreign returns, estimates, information statements and reports ("Tax Returns") relating to any and all Taxes concerning or attributable to the Company or its operations which shall become due on or before Closing, and such Tax Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) The Company as of the Closing Date (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld and timely remitted all income taxes and other Taxes required to be withheld and remitted.

                  (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency or reassessment outstanding, assessed or notified or, to the knowledge of the Company, proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) To the Company's knowledge, no audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) Except for Liabilities arising after the Balance Sheet Date, the Company does not have any liabilities for unpaid federal, state, province, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                  (vi) The Company has provided to Parent or its legal counsel, copies of all foreign, federal, state and province income and sales and use Tax Returns filed for all years as to which any applicable statute of limitations has not expired.

                  (vii) There are no Liens of any sort on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                  (viii) Except as set forth in Section 3.10(b)(viii) of the Disclosure Schedule, the Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes attributable to periods through the Closing Date which, if adversely determined, would result in any Lien on any Acquired Assets.

              (c) Executive Compensation Tax. No payment or benefit which will or may be made by the Company, Parent or Sub or any of their respective Affiliates with respect to any employee of the Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         3.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or, to the knowledge of the Company, any of its officers, is a party or otherwise binding upon the Company or, to the knowledge of the Company, any of its officers that has or reasonably could be expected to have the effect of prohibiting or impairing any acquisition of the Acquired Assets by the Sub or the conduct of the Business by the Sub or the Parent.

         3.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

              (a) The Company owns no real property. Section 3.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company and the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

              (b) On the date of this Agreement, the Company has good and valid title to, or, in the case of leased or licensed properties and assets, valid and enforceable leasehold or license interests in, all of the Acquired Assets, free and clear of any Liens, other than Liens for Taxes not yet due and payable. At the time of the Closing, the Company will have good and valid title to, or, in the case of leased or licensed properties and assets, valid and enforceable leasehold or license interests in, all of the Acquired Assets, free and clear of any Liens, other than Liens for personal property taxes on tangible assets not yet due and payable that will not exceed $10,000 in the aggregate.

              (c) The equipment and other tangible personal property owned or leased by the Company, including without limitation the Acquired Assets, (i) are adequate for the conduct of its business as currently conducted, (ii) are in good operating condition, subject to normal wear and tear, and (iii) have been reasonably maintained.

              (d) The Company owns or has valid and continuing rights to use all of the properties and assets (including all Acquired Assets) necessary to conduct the Business.

         3.13 Intellectual Property.

              (a) For the purposes of this Agreement, the following terms have the following definitions:

              "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

              "Intellectual Property of the Company" shall mean (i) any Intellectual Property that is owned by or exclusively licensed to the Company, or (ii) any Intellectual Property which is necessary to the operation of the Company, including the design, manufacture, sale and use of the products or performance of the services of the Company as it currently is operated.

              "currently" means, as used in this section, the period beginning six years prior to the Closing Date and ending on such date.

              (b) Section  3.13(b) of the  Disclosure  Schedule lists all of the
Company's United States and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of the Company that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority, all of the foregoing (except any of the foregoing that are abandoned or listed as "abandoned," "in preparation" or "pending" in Section 3.13(b) of the Disclosure Schedule), the "Registered Intellectual Property".

              (c) Section 3.13(c) of the Disclosure Schedule lists any proceedings or actions before any court, tribunal (including the United States Patent Office or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property.

              (d) The Company has complied with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of the Company.

              (e) Except as set forth in Section 3.13(e) of the Disclosure Schedule, each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

              (f) The contracts, licenses and agreements listed on Section 3.13(f) of the Disclosure Schedule include all contracts, licenses and agreements, to which the Company is a party with respect to any Intellectual Property.

              (g) Except as set forth in Section 3.13(f) of the Disclosure Schedule, the contracts, licenses and agreements listed on Section 3.13(f) of the Disclosure Schedule are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed on Section 3.13(f) of the Disclosure Schedule. The Company is in compliance with, and has not breached any term of, the contracts, licenses and agreements listed on Section 3.13(f) of the Disclosure Schedule, and, to the best knowledge of the Company, all other parties to the contracts, licenses and agreements listed on Section 3.13(f) of the Disclosure Schedule are, in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, Sub will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed in
Section 3.13(f) of the Disclosure Schedule without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

              (h)  Except  as set forth in  Section  3.13(h)  of the  Disclosure
Schedule: (i) no person has any rights to use any of the Intellectual Property of the Company; and (ii) the Company has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of the Company.

              (i)  Except  as set forth on  Section  3.13(i)  of the  Disclosure
Schedule: (i) the Company owns and has good and exclusive title to each item of the Intellectual Property of the Company, including all Registered Intellectual Property listed on Section 3.13(b) of the Disclosure Schedule, free and clear of any Lien; (ii) the Company owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of the Company; and
(iii) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the Business, including the sale of any products or the provision of any services by the Company.

              (j) The operation of the Business as currently conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not and does not infringe or misappropriate the Intellectual Property of any other Person or constitute unfair competition or trade practices under the laws of any jurisdiction

              (k) The Company has not received notice from any person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

              (l) To the Company's knowledge, the Company owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by the Company or under development by the Company and the performance of all services provided by the Company.

              (m) Section 3.13(m) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any other Person.

              (n) Except as listed on Section 3.13(n) of the Disclosure Schedule, there are no contracts, licenses and agreements between the Company and any other person with respect to the Intellectual Property of the Company under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

              (o) Except as listed on Section 3.13(o) of the Disclosure Schedule, to the knowledge of the Company, no person has or is infringing or misappropriating any of Intellectual Property of the Company.

              (p) Except as listed on Section 3.13(p) of the Disclosure Schedule, to the knowledge of the Company, there have been, and are, no claims (other than service or support calls in the Ordinary Course of Business; a list of such service and support calls from January 1, 1997 to the date of this Agreement is set forth in Section 3.13(p) of the Disclosure Schedule) asserted against the Company or against any customer of the Company related to any product or service of the Company.

              (q) Except as listed on Section 3.13(q) of the Disclosure Schedule, no Intellectual Property of the Company, or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Intellectual Property of the Company.

              (r) The Company has taken all steps that are reasonably required to protect the Company's rights in the Company's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements sufficient to vest title in the Company of all Intellectual Property created by such employee or contractor in the scope of his or her employment with the Company, and all current and former employees and contractors of the Company have executed such an agreement.

              (s) The Company owns exclusively and has good title to all copyrighted works that are incorporated by the Company in its products, except for those copyrighted works licensed to the Company listed on Section 3.13(s) of the Disclosure Schedule.

              (t) To the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

              (u) Each of the Company's products, including but not limited to the Intellectual Property related to such products, has been developed to be capable of fully performing in accordance with its specifications at chronological dates after the year 2000, without any material adverse change or effect, and without the need to materially modify or alter such product or Intellectual Property.

              (v) Section 3.13(v) of the Disclosure Schedule list all action, including the payment of any fees, that must, or should reasonably, be performed by, or on behalf of, the Company or Sub in the ninety-day period following the Closing Date, with respect to any application for, perfection of, preservation of, or continuation of any rights of the Company (prior to the Closing) or the Sub (after the Closing) with respect to any Intellectual Property of the Company, including the filing of any patent applications, response to Patent Office actions or payment of fees, including renewal fees.

              (w) The Company has not claimed "Small Business Status" or other particular status in the application for any Registered Intellectual Property which claim of status was inaccurate or false at the time made.

              (x) Except as set forth in Section 3.13(x) of the Disclosure Schedule, the Company has no knowledge of any facts or circumstances that would render any Intellectual Property of the Company invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Registered Intellectual Property invalid or unenforceable, or would adversely affect any pending application for any Registered Intellectual Property and the Company has not misrepresented, or failed to disclose, and is not aware of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Registered Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any Registered Intellectual Property.

              (y) No software changes have been initiated by MCImetro Access Transmission Services, Inc. ("MCI") pursuant to Article 11, Section 3 of the Master Agreement Number 123197, dated January 1, 1995, between MCI and the Company, as amended.

         3.14 Agreements, Contracts and Commitments.

              (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, the Company does not have any continuing obligations under, is not a party to or is not bound by:

                  (i) any collective bargaining agreements, or any contract with or commitment to any trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labor representatives") and the Company has not conducted any negotiations with respect to any such future contracts or commitments,

                  (ii) any agreements or arrangements that contain any severance pay or post- employment liabilities or obligations or are otherwise required by statute or case law to provide any of the foregoing,

                  (iii)  any  bonus,  deferred  compensation,   pension,  profit
sharing  or  retirement   plans,   or  any  other  employee   benefit  plans  or
arrangements,

                  (iv) any  employment  or  consulting  agreement,  contract  or
commitment  with  an  employee  or  individual   consultant  or  salesperson  or
consulting or sales agreement, contract or commitment with a firm or other organization,

                  (v) any agreement or plan, including any share option plan, share appreciation rights plan or share purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

                  (vi) any fidelity or surety bond or completion bond,

                  (vii) any lease of personal property,

                  (viii) any agreement of indemnification or guaranty,

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000,

                  (xi) any agreement, contract or commitment relating to the disposition of any Acquired Assets or the acquisition of material assets or any interest in any business enterprise outside the Ordinary Course of Business,

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                  (xiii) any purchase order or contract for the purchase of raw materials, other than purchase orders made in the Ordinary Course of Business,

                  (xiv)  any   distribution,   joint  marketing  or  development
agreement,

                  (xv) any other agreement, contract or commitment that involves $5,000 or more, or

                  (xvi) any agreement, contract or commitment that is not cancelable without penalty within thirty (30) days.

              (b) Except as noted in Section 3.14(b) of the Disclosure Schedule, the Company has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth in Section 3.14(a) of the Disclosure Schedule (collectively, "Contracts" and each, a "Contract"), nor is the Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Section 3.14(b) of the Disclosure Schedule, is not subject to any default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract designated in Section 3.14(a) of the Disclosure Schedule to be assigned to Sub as are required thereunder to validly effect such assignment.

              (c) Except for the Contracts listed in Section 3.14(a) of the Disclosure Schedule, the Company has not made any binding oral or written representations, warranties, promises, agreements, contracts or commitments (including without limitation bid commitments) with or to its existing or potential customers regarding the Company's products and services, including without limitation matters related to pricing, support services, enhancements, upgrades, specifications, concessions or performance.

         3.15 Interested Party Transactions. No officer, director or employee of the Company (or any spouse or member of the immediate family of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material interest), has or had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that passive ownership of no more than five percent (5%) of the outstanding stock of a corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.15.

         3.16 Governmental Authorization. Section 3.16 of the Disclosure Schedule accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a governmental entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of the Business or the holding of any such interest (herein collectively called "Authorizations"). All Authorizations are in full force and effect and constitute all Authorizations required to permit the Company to operate or conduct the Business or hold any interest in its properties or assets.

         3.17 Litigation. Except as set forth in Section 3.17 of the Disclosure Schedule, there is no action, suit, claim, proceeding or arbitration of any nature pending or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its officers, directors or stockholders in respect of the Company. To the knowledge of the Company, there is no investigation pending or threatened against the Company, its properties or any of its officers, directors or stockholders in respect of the Company by or before any governmental entity. No governmental entity has at any time notified the Company of a challenge or question relating to the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof, and the Company has no knowledge of any such challenge or question.

         3.18 Accounts  Receivable.   Set  forth   in  Section  3.18(a)  of  the
Disclosure Schedule is a list of all accounts receivable of the Company reflected on the Balance Sheet ("Accounts Receivable") along with a range of days elapsed since invoice as of the date of the Balance Sheet. All Accounts Receivable of the Company (i) arose in the ordinary course of business, (ii) represent bona fide indebtedness incurred by the applicable account debtors in the amounts invoiced by the Company and stated on its books and records, subject to collection, (iii) are carried at values determined in accordance with GAAP, consistently applied, and (iv) to the Company's knowledge, are not subject to any defenses, counterclaims or claims for set off. The reserves against the Accounts Receivable have been established in accordance with GAAP, and based upon a review of such Accounts Receivable the Company believes such reserves to be adequate. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. To the knowledge of the Company, none of such Accounts Receivable is owed by a person or entity that has sought the protection of any bankruptcy or insolvency law or is the subject of any dispute as to payment.

              All of the inventories of the Company reflected on the Balance Sheet and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company. The reserves against such inventory have been established in accordance with GAAP. The presentation of inventory on the Balance Sheet conforms to GAAP and such inventory is stated at the lower of cost (determined using the specific identification method) or net realizable value.

         3.19 Minute Books. The minutes of the Company provided to counsel for Parent and Sub are the only minutes of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since December 31, 1995.

         3.20 Bulk Sales Creditors. The Company has no "creditors" as that term is used in Section 6- 104(a) of Article 6 (Bulk Transfers) of the Maryland Uniform Commercial Code.

         3.21 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.22 Employees; Employee Benefit Plans and Compensation.

              (a) For purposes of this Section 3.22, the following terms shall have the meanings set forth below:

                  (i) "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee" (as defined below), and pursuant to which the Company has or may have any material liability, contingent or otherwise;

                  (ii) "Employee" shall mean any current, former, or retired employee, consultant, independent contractor, sales representative, officer, or director of the Company;

                  (iii) "Employee Agreement" shall refer to each employment, severance, consulting or similar agreement or contract, whether written or oral, between the Company and any Employee;

              (b) Section 3.22(b) of the Disclosure Schedule contains an accurate and complete list of each Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

              (c) The Company has provided to Parent and Sub (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; and (iii) if Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets.

              (d) (i) The Company has performed all obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations;
(ii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened against any Employee Plan or against the assets of any Employee Plan (other than routine claims for benefits); and (iii) subject to the requirements of applicable law, each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company or Parent or Sub (other than ordinary administration expenses typically incurred in a termination event).

              (e) No Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

              (f)  Except  as set forth in  Section  3.22(f)  of the  Disclosure
Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

              (g) The Company (i) is in compliance in all material respects with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

              (h) No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened. The Company is not involved in, or, to the knowledge of the Company, has not been threatened with, any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement, contract with or commitment to any labor representatives (as defined in Section 3.14(a)(i)) and the Company has not conducted negotiations with respect to any such future contracts or commitments; no labor representatives hold bargaining rights with respect to any employees of the Company; and there are no current or, to the knowledge of the Company, threatened attempts to organize or establish any trade union or employee association with respect to the Company.

              (i) Section 3.22(i) of the Disclosure Schedule sets forth each Employee, such Employee's date of hire and such Employee's compensation for the past three fiscal years, to the extent applicable.

         3.23 Insurance. Section 3.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets (including without limitation the Acquired Assets), business, equipment, properties, operations, employees, officers and directors of the Company. Such insurance policies are customary for similarly situated companies and reasonably satisfactory to ensure the Company against the risks associated with the Business. There is no claim by the Company pending under any of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         3.24 Environmental Matters.

              (a) Hazardous Material. To the Company's knowledge, no underground storage tank containing any regulated amount of any substance that has been designated by any Governmental Entity or by applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to applicable law (a "Hazardous Material"), excluding office and janitorial supplies properly and safely maintained, is present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

              (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (c) The  Company  currently  holds  all  environmental  approvals,
permits,  licenses,   clearances  and  consents  (the  "Environmental  Permits")
necessary for the conduct of its Hazardous

Material Activities as such activities are currently being conducted. All such Environmental Permits are listed in Section 3.24 of the Disclosure Schedule.

              (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

         3.25 Compliance with Laws. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state, province or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

         3.26 Complete Copies of Materials. The Company has delivered to Parent and Sub true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Schedule.

         3.27 Warranties; Indemnities. Section 3.27 of the Disclosure Schedule sets forth a summary of all warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom. Section 3.27 of the Disclosure Schedule also indicates all warranty and indemnity claims made against the Company since inception.

         3.28 Representations Complete. None of the representations or warranties made in this Article III (as modified by the Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement contains, as of the date hereof, any untrue statement of a material fact, or omits, as of the date hereof, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         The Parent and Sub represent and warrant to the Company that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4).

         4.1 Organization. Each of Parent and Sub is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, to own its properties and to carry on its business as now being conducted. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no further action is required on the part of Parent or Sub to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in or give rise to any Conflict with (i) any provision of the charter, bylaws or other organizational documents of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or Sub is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their properties or assets. Neither Parent nor Sub is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article 2 above).

         4.4 Brokers' Fees. Parent and Sub have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for fees and expenses of First Analysis Securities Corporation, which fees and expenses shall be paid by Parent.

         4.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with the Parent or Sub (so as not to trigger any Conflict), is required by or with respect to the Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the ability of the Parent or Sub to consummate the transactions contemplated hereby.

                                    ARTICLE V

                          CONDUCT PRIOR TO THE CLOSING

         5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of (i) the termination of this Agreement and (ii) the Closing, the Company agrees (except to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Closing. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Section 5.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

              (a) Enter into any commitment or transaction not in the Ordinary Course of Business.

              (b)   Transfer   to  any  person  or  entity  any  rights  to  the
Intellectual Property of the Company;

              (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

              (d) Amend or otherwise modify (or agree to do so), or violate the terms of, any of the agreements set forth or described in the Disclosure Schedule;

              (e) Commence or settle any litigation;

              (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, other than distributions made to permit stockholders to satisfy tax liabilities arising by virtue of the Company's status as an S Corporation under the Code, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor, other than options outstanding on the date of this Agreement tendered to the Company in connection with their exercise);

              (g)  Cause  or  permit  any  amendments  to  its   Certificate  of
Incorporation or Bylaws;

              (h) Acquire or agree to acquire by merging or consolidating  with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $15,000 in the aggregate, other than in the Ordinary Course of Business;

              (i) Sell, lease, license, grant any Lien on or otherwise dispose of or encumber any of its properties or assets (including without limitation the Acquired Assets), except for (i) sale of inventory and use of Cash in the Ordinary Course of Business and (ii) Liens and encumbrances in the Ordinary Course of Business that will be satisfied in full and extinguished immediately prior to Closing;

              (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, except in the Ordinary Course of Business;

              (k) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee, except payments made pursuant to standard written agreements outstanding on the date hereof or as otherwise contemplated by this Agreement;

              (l) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

              (m) Revalue any of its assets (including without limitation the Acquired Assets), including without limitation writing down the value of inventory or writing off notes or accounts receivable;

              (n) Pay, discharge or satisfy, in an amount in excess of $50,000 in the aggregate, any Liability, other than the payment, discharge or satisfaction in the Ordinary Course of Business of Liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or as otherwise necessary to satisfy the covenant set forth in Section 6.12 of this Agreement;

              (o) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, in each case to the extent that it would have an adverse effect on Parent's or Sub's conduct of the Business after the Closing;

              (p) Enter into any strategic alliance, development or joint marketing agreement; or

              (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (p) above.

              In the event that Parent consents in writing to any of the actions described in Sections 5.1(a) through (p) above, the Disclosure Schedule shall be deemed amended such that the action, to the extent so consented to, does not result in a breach of a representation or warranty of the Company at the Closing.

         5.2 No Solicitation. Until the earlier of (i) the Closing and (ii) the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent, Sub and their designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent or Sub, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (c) enter into an agreement with any person, other than Parent and Sub, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person, other than by Parent or Sub.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Stockholder Consent. The Company shall use its best efforts to cause the holders of outstanding common stock having not less than the minimum number of votes required to approve the Acquisition and this Agreement to execute and deliver irrevocable written consents approving the Agreement and the Acquisition. The Company shall comply with the requirements of Section 228 of the General Corporation Law of the State of Delaware with respect to stockholder notice of actions approved by written consent.

         6.2 Access to Information. Subject to any applicable contractual confidentiality obligations (which the Company shall use reasonable efforts to cause to be waived), the Company shall afford the Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the Parent may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition, provided, however, that if any information obtained after the date of this Agreement and prior to the Closing by Parent or Sub in the course of their investigation of the Company, or by Ernst & Young in the course of its audit, calls into question the accuracy or completeness of the Disclosure Schedule in any material respect, Parent or Sub shall notify the Company of such information prior to the Closing.

         6.3 Confidentiality. Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Nondisclosure Agreement between Parent and the Company dated as of January 29, 1998.

         6.4 Audit Procedures. Promptly following execution and delivery of this Agreement by the Parties, the Company shall provide to Ernst & Young full access during normal business hours to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel as is reasonably necessary to perform an audit (and, as to quarterly periods after January 1, 1998, a review) of the financial statements of the Company such that Ernst & Young shall be able to provide to Parent audited (and, as to quarterly periods after January 1, 1998, unaudited) financial statements of the Company prepared in accordance with GAAP that, in the view of Ernst & Young, meet the requirements of Regulation S-X and are sufficient to satisfy the requirements of the Securities and Exchange Commission and Parent's reporting requirements under the Exchange Act (the "Audited Statements").

         6.5 Public Disclosure. Upon execution and delivery of this Agreement by the parties, Parent and the Company shall release an announcement describing the Acquisition, provided that, the contents of such announcement shall be reasonably acceptable to both Parent and the Company. Notwithstanding the foregoing, except as aforesaid, unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

         6.6 Consents. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts designated in Section 3.14(a) of the Disclosure Schedule as may be required in connection with the Acquisition so as to assign to Sub all rights of, and benefits to, the Company thereunder. The Company agrees to pay all fees and costs necessary to obtain the foregoing consents, waivers and approvals.

         6.7 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing except as contemplated by this Agreement (including the Disclosure Schedule) and (ii) any failure of the Company or Parent or Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.9 Bulk Transfer Laws. The Company will comply with the applicable provisions of all applicable bulk transfer laws in connection with the Acquisition.

         6.10 Company 401(k) Plan. Not later than 30 days following the Closing, the Company will terminate its 401(k) plan and each other plan referenced in
Section 3.14(a)(iii) of this Agreement.

         6.11 Transferred Employees. Parent shall, within two (2) days after the execution date of this Agreement, extend offers of employment to all of the Key Employees and the Additional Employees (as defined in Section 7.1(k) hereof) on terms which are commercially reasonable and consistent with this Section 6.11. All of the Key Employees and the Additional Employees which accept Parent's offer of employment (the "Transferred Employees") shall be entitled to participate in any employee benefit plan, program, arrangement or payroll practice that is established, maintained or sponsored by Parent and/or Sub, on the same terms as other employees of Parent and/or Sub, except that (i) the Transferred Employees shall not be subject to exclusions for pre-existing conditions; (ii) the Transferred Employees shall be credited with their years of service with the Company for purposes of eligibility to participate and vesting in all such benefits (except for (A) the enrollment date for Parent's employee stock purchase plan and (B) sabbaticals, which shall accrue at a rate of fifty percent (50%) of a Transferred Employee's years of service with the Company, up to a maximum accrual of two years); and
(iii) amounts paid by the Transferred Employees before the Closing Date under any medical plans of the Company shall be taken into account in applying other deductible and out-of-pocket limits applicable to such Transferred Employees under the medical or health insurance plan of the Parent and/or Sub.

         6.12 Satisfaction of Liabilities. All known Liabilities of the Company which are or become due and payable prior to, upon or following the Closing, including without limitation all trade payables (excluding the Assumed Liabilities and the Company Notes), shall be paid in full by the Company in the Ordinary Course of Business so as to avoid disruption of the Business; provided that severance payments (including severance payments to be due to employees who will not be employed by Sub after the Closing) and accrued wages and vacation shall have been paid in full by the Company on or prior to the Closing and all Taxes associated therewith shall be paid in full by the Company no later than the due date thereof.

         6.13 Severance Agreements. The Company shall have used its best efforts to cause James F. Harmon, Jean L. Kaminski, Steven Schwartz and Nell T. Tyson to enter into Settlement and Mutual Release Agreements with in the form set forth in Exhibit B attached hereto.


                                   ARTICLE VII

                        CONDITIONS TO OBLIGATION TO CLOSE

         7.1 Conditions to Obligation of the Parent and Sub. The obligation of Parent and Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which may be waived in writing exclusively by Parent and Sub:

              (a) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

              (b) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (c) this Agreement and the Acquisition shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation;

              (d) the Company shall have procured all of the third party consents relating to the Office Lease and the MCI Agreement (as such terms are defined in Section 3.5 of the Disclosure Schedule);

              (e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Sub to own the Acquired Assets, and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (f) there shall not have occurred any Material Adverse Effect;

              (g) the Company shall have delivered to the Parent and Sub a certificate signed by the President and the Chief Financial Officer of the Company to the effect that each of the conditions specified above in Section 7.1(a)-(f) is satisfied in all respects;

              (h) The Company shall have entered into a Settlement Agreement and Mutual Release with Merrill Solomon in the form set forth in Exhibit C attached hereto, and the same shall be in full force and effect;

              (i) the Parent and Sub shall have received from corporate counsel to the Company an opinion in a form reasonably satisfactory to counsel for Parent and Sub, addressed to the Parent and Sub, and dated as of the Closing Date;

              (j) the Parent and Sub shall have received from intellectual property counsel to the Company an opinion in form set forth in Exhibit D attached hereto, addressed to the Parent and Sub, and dated as of the Closing Date; and

              (k) all of the "Key Employees" and at least seven of the "Additional Employees" listed in the Employee List attached hereto as Exhibit E shall have resigned from the Company and shall have accepted Sub's offer of employment.

         7.2 Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which may be waived in writing exclusively by the Company:

              (a) the representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

              (b) the Parent and Sub shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

              (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (d) the Parent and Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects; and

              (e) the Parent's offer of employment to the Key Employees and the Additional Employees referred to in Section 7.1(k) of this Agreement shall include provisions sufficient to satisfy the Parent's obligations under Section
6.11 of this Agreement.

                                  ARTICLE VIII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY

         8.1 Survival of Representations and Warranties. All of the representations and warranties made by the Company and by Parent and Sub in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acquisition and continue until the twelve (12) month anniversary of the Closing (the "Expiration Date"). No claim may be made against any party hereto, and no party hereto shall have any liability to any other party hereto, after the applicable survival period for a representation or warranty specified above shall have expired, except that, if a claim shall be made by a party hereto against another party hereto prior to the expiration of such survival period, then such survival period shall be extended as it relates to such claim until such claim has been satisfied or otherwise resolved as set forth in this
Article VIII.

         8.2  Indemnification of Parent and Sub.

              (a) Subject to the limitations contained in this Article VIII, the
Company agrees to indemnify, defend and hold harmless Parent, Sub and their respective officers, directors, shareholders and Affiliates (each individually a "Buyer Indemnified Party", and collectively, the "Buyer Indemnified Parties"), for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by the foregoing directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained in
Article 3 herein, (ii) any failure by the Company to perform or comply with any covenant contained herein, (iii) any failure to comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement,
(iv) the failure of any of the persons referenced in Section 6.13 of this Agreement to execute and deliver a Settlement Agreement and Mutual Release in the form attached hereto as Exhibit B, (v) the failure of the Company to pay any Liability of the Company or its
shareholders other than an Assumed Liability, (vi) the employment and termination of Loren Smith or the cancellation of his options to purchase capital stock of the Company or (vii) utilizing a name in the conduct of business in Maryland other than "TTC, Inc."

              (b) No Buyer Indemnified Party shall be entitled to make a claim against the Company for indemnification pursuant to this Section 8.2 unless and until the aggregate sum of the amounts of all Losses for which the Buyer Indemnified Parties (collectively as a group) shall be entitled to compensation under this Section 8.2 exceeds Seventy-Five Thousand Dollars ($75,000). Once the said Seventy-Five Thousand Dollar ($75,000) threshold is exceeded, the Buyer Indemnified Parties shall be entitled to recover the aggregate sum of the amounts of all Losses incurred up to the Escrow Amount (plus any interest or earnings on the Escrow Amount up to the disbursement date). Notwithstanding the foregoing provisions of this Section 8.2(b), the foregoing threshold shall not apply to claims arising under subsection (v) or (vi) of Section 8.2(a), and the Buyer Indemnified Parties shall be entitled to recover such amounts from the first dollar of such Loss. For purposes of this Section 8.2, in computing the amounts of individual or aggregate Losses, the amount of each Loss shall be deemed to be an amount (i) net of any tax benefit to the applicable indemnified party and (ii) net of any insurance proceeds and any indemnity, contribution or similar payment paid by any third party with respect thereto.

              (c) Each Buyer Indemnified Party shall give the Company prompt written notice of any claim, assertion, event or proceeding (collectively, a "Claim") by or in respect of a third party of which such Buyer Indemnified Party has knowledge concerning any Loss as to which such Buyer Indemnified Party may request indemnification hereunder, provided that the failure to so notify the Company shall not relieve the Company from any liability which it may have under this Article VIII except to the extent that the Company is prejudiced by such failure. Within five (5) business days after receipt of written notice of such Claim, the Company shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such Claim at its own expense; provided, however, that if (x) the amount of direct damages alleged in such Claim plus (y) the amount of additional Losses reasonably anticipated to be incurred by the Buyer Indemnified Parties in connection with such Claim exceeds the then-current balance of the Escrow Fund, the Buyer Indemnified Parties may, notwithstanding any other provision of this Section 8.2(c), retain control of the defense and settlement of such Claim, and the Company shall have the right to participate in such defense and settlement at the Company's expense. If the Company elects to assume the defense of any such Claim, such Buyer Indemnified Party may participate in such defense, but in such case the expenses of such Buyer Indemnified Party shall be paid by such Buyer Indemnified Party. Such Buyer Indemnified Party shall provide the Company with reasonable access to its records and personnel relating to any such Claim during normal business hours and shall otherwise reasonably cooperate with the Company in the defense or settlement thereof, and the Company shall reimburse such Buyer Indemnified Party for all its reasonable out of pocket expenses in connection therewith. If the Company elects to direct the defense of such Claim, such Buyer Indemnified Party shall not pay, or permit to be paid, any part of the Loss arising from such Claim, unless (i) the Company consents in writing to such payment, (ii) the Company, subject to the last sentence of this subsection (c), withdraws from the defense of such Claim, (iii) a final judgment from which no appeal may be taken by or on behalf of the Company is entered against the

Buyer Indemnified Party for such Loss, or (iv) the Buyer Indemnified Party is otherwise required by law to pay such Loss or to permit such Loss to be paid. If the Company shall fail to defend any Claim (other than Claims which Parent elects to retain pursuant to the proviso in the second sentence of this Section 8.2(c)), or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, such Buyer Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Company's expense. If such Buyer Indemnified Party assumes the defense of such Claim pursuant to this subsection (c) and proposes to settle such Claims prior to a final judgment thereof, then such Buyer Indemnified Party shall give the Company prompt written notice thereof and the Company shall have the right to participate in the settlement of such Claim.

              (d) In no event shall the aggregate liability of the Company to the Buyer Indemnified Parties for any reason (including, without limitation, for any misrepresentation, breach of warranty or breach of any covenant or agreement contained in this Agreement) exceed the Escrow Amount; provided, however, that the foregoing limitation shall not apply to (i) a breach of subsection (iii) of
Section 8.2(a) or (ii) liability for fraud.

         8.3  Indemnification of the Company.

              (a) Subject to the limitations contained in this Article VIII, Parent agrees to indemnify, defend and hold harmless Company and its officers, directors, shareholders and Affiliates (each individually a "Seller Indemnified Party", and collectively, the "Seller Indemnified Parties"), for any Losses incurred by the foregoing as a result of (i) any inaccuracy or breach of a representation or warranty of the Parent or Sub contained in Article 3 herein,
(ii) any failure by the Parent or Sub to perform or comply with any covenant contained herein, (iii) any liability resulting from, or any failure of the Sub to pay, any Assumed Liability or (iv) acts or omissions of Parent or Sub or their Affiliates occurring after the Closing in connection with the conduct of the Business after the Closing, except in the case of this clause (iv) to the extent that such Losses arise directly from (A) acts or omissions of the Company or its Affiliates prior to or after the Closing or (B) any inaccuracy or breach of a representation or warranty of the Company contained in Article 3 herein (without regard to whether the survival period for such representation or warranty shall have expired as provided in Section 8.1 hereof).

              (b) No Seller Indemnified Party shall be entitled to make a claim against the Parent for indemnification pursuant to this Section 8.3 unless and until the aggregate sum of the amounts of all Losses for which the Seller Indemnified Parties (collectively as a group) shall be entitled to compensation under this Section 8.3 exceeds Seventy-Five Thousand Dollars ($75,000). Notwithstanding the foregoing provisions of this Section 8.3(b), the foregoing threshold shall not apply to claims arising under subsection (iii) of Section 8.3(a), and the Seller Indemnified Parties shall be entitled to recover such amounts from the first dollar of such Loss. For purposes of this Section 8.3, in computing the amounts of individual or aggregate Losses, the amount of each Loss shall be deemed to be an amount (i) net of any tax benefit to the applicable indemnified party and (ii) net of any insurance proceeds and any indemnity, contribution or similar payment paid by any third party with respect thereto.

              (c) Each Seller Indemnified Party shall give the Parent prompt written notice of any Claim by or in respect of a third party of which such Seller Indemnified Party has knowledge concerning any Loss as to which such Seller Indemnified Party may request indemnification hereunder, provided that the failure to so notify the Parent shall not relieve the Parent from any liability which it may have under this Article VIII except to the extent that the Parent is prejudiced by such failure. Within five (5) business days after receipt of written notice of such Claim, the Parent shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such Claim at its own expense. If the Parent elects to assume the defense of any such Claim, such Seller Indemnified Party may participate in such defense, but in such case the expenses of such Seller Indemnified Party shall be paid by such Seller Indemnified Party. Such Seller Indemnified Party shall provide the Parent with reasonable access to its records and personnel relating to any such Claim during normal business hours and shall otherwise reasonably cooperate with Parent in the defense or settlement thereof, and Parent shall reimburse such Seller Indemnified Party for all its reasonable out of pocket expenses in connection therewith. If the Parent elects to direct the defense of such Claim, such Seller Indemnified Party shall not pay, or permit to be paid, any part of the Loss arising from such Claim, unless (i) the Parent consents in writing to such payment, (ii) the Parent, subject to the last sentence of this subsection
(c), withdraws from the defense of such Claim, (iii) a final judgment from which no appeal may be taken by or on behalf of the Parent is entered against the Seller Indemnified Party for such Loss, or (iv) the Seller Indemnified Party is otherwise required by law to pay such Loss or to permit such Loss to be paid. If the Parent shall fail to defend any Claim, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, such Seller Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Parent's expense. If such Seller Indemnified Party assumes the defense of such Claim pursuant to this subsection (c) and proposes to settle such Claims prior to a final judgment thereof, then such Seller Indemnified Party shall give Parent prompt written notice thereof and Parent shall have the right to participate in the settlement of such Claim.

         8.4  Escrow Arrangements.

              (a) Escrow Fund. At the Closing, Sub shall deposit with the Escrow Agent the Escrow Amount, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be the sole source of funds available for the fulfillment of any indemnification obligations of the Company to the Buyer Indemnified Parties as set forth in Section 8.2 hereof. Regardless of the existence of any Reserved Amount or claim against the Escrow Fund, the Escrow Agent shall pay and disburse to the Company, not later than thirty (30) days after the end of each calendar year, all interest earned and other earnings on the Escrow Fund during such year. The parties agree that the Company shall be liable for all Taxes payable on the interest earned and other earnings on the Escrow Fund.

              (b) Escrow Period: Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount as is necessary in the reasonable judgment of Parent, subject to the objection of the Company Agent and the subsequent arbitration of the matter in the manner provided in Section 8.4(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as hereafter defined) delivered to the Escrow Agent prior to termination of such Escrow Period. In no event shall the Escrow Agent accept or pay any claim or claims specified in any Officer's Certificate delivered after the termination of the Escrow Period, regardless of when the facts and circumstances giving rise to such claims occurred. As soon as all such properly made claims have been resolved and all payments due to the Escrow Agent have been satisfied as provided in Section 8.4(k) hereof, the Escrow Agent shall deliver to the Company the remaining portion of the Escrow Fund not required to satisfy such claims. The Parties acknowledge and agree that payment of any interest earned on the Escrow Fund will be subject to backup withholding penalties unless a properly completed Internal Revenue Service form W-8 or W-9 certification is submitted to the Escrow Agent.

              (c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent or Sub and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Agent shall invest Escrow Fund at all times in such investments (with maturities of no longer than one year) as the Company Agent and Parent shall from time to time mutually direct, provided that, in the absence of such direction, the Escrow Agent shall invest the Escrow Fund in a U.S. Bank money market fund.

              (d) Claims Upon Escrow Fund.

                  (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any executive officer of Sub (an "Officer's Notice Certificate"): (A) stating that Parent or Sub is properly entitled to indemnification with respect to, and reimbursement for, a Loss anticipated under Section 8.2 hereof, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the basis for such liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related (or such other basis for indemnification under Section 8.2 hereof), the Escrow Agent shall register such claim for the purposes set forth in the second sentence of Section
8.1 hereof and shall deliver to the Company Agent a duplicate copy of such certificate. If the Company Agent shall, within thirty (30) days after delivery, object in a written statement to the claim made in the Officer's Notice Certificate, the appropriate amount of the Escrow Fund to be reserved in connection with such Officer's Notice Certificate (the "Reserved Amount") shall be determined in accordance with the provisions of Section 8.4(f) hereof. If such objection is not timely made, the Reserved Amount shall be equal to the amount set forth in the Officer's Notice Certificate. The Reserved Amount shall be reserved and held in Escrow Fund until an Officer's Claim Certificate (as hereinafter defined) is received and processed in accordance with Section 8.4(d)(ii); provided, however, that (a) upon a material change in the status of a Claim to which an Officer's Notice Certificate relates, Parent or Sub shall send a revised Officer's Notice Certificate to the Escrow Agent, the Escrow Agent shall again comply with this Section 8.4(d), and the Reserved Amount shall be adjusted as necessary and (b) if the Company believes that there has been a material change in such a Claim and Parent or Sub does not take the action described in clause (a) of this sentence, the Company may propose in writing to the Escrow Agent, Parent and Sub to revise or eliminate the Reserved Amount, and if agreement among the Company, the Escrow Agent, Parent and Sub cannot be reached, such proposal shall be submitted to arbitration under Section 8.4(f) hereof.


  If such adjustment takes place after the Expiration Date and results in a reduction in the Reserved Amount, the Escrow Agent shall as promptly as practicable disburse and deliver to the Company all amounts then in the Escrow Fund in excess of the revised Reserved Amount.

                  (ii) If and when the Losses reserved for under a previously or simultaneously timely filed Officer's Notice Certificate are actually incurred, Sub shall provide to Escrow Agent a certificate signed by any executive officer of Sub (an "Officer's Claim Certificate"): (A) stating that Parent or Sub has incurred and is properly entitled to reimbursement for a Loss for which it is entitled to indemnification under Section 8.2 hereof, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, and the date each such item was paid. The Escrow Agent shall then follow the procedures set forth in Section 8.4(e) hereof and, upon the determination of the appropriate amount to disburse in accordance with such Section 8.4(e), shall disburse and deliver to Sub out of the Escrow Fund such amount.

              (e) Objections to Claims. At the time of delivery of any Officer's Claim Certificate to the Escrow Agent, Sub shall deliver a duplicate copy of such certificate to the Company Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Sub of any Escrow Amount pursuant to Section 8.4(d)(ii) hereof unless the Escrow Agent shall have received written authorization from the Company Agent to make such delivery. The Company Agent may deliver a written objection (the "Objection"), if any, to a claim or claims made in the Officer's Claim Certificate to the Escrow Agent within thirty (30) days after delivery of such Officer's Claim Certificate to the Company Agent, in which case the Escrow Agent shall only disburse amounts from the Escrow Fund in accordance with Section 8.4(f) hereof. After the expiration of such thirty (30) day period without the Escrow Agent receiving the Objection, the Escrow Agent shall, as promptly as practicable, deliver cash from the Escrow Fund in an amount equal to the amount of Losses specified in the Officer's Claim Certificate, provided that no such payment or delivery may be made if the Company Agent shall object in a written statement to the claim made in the Officer's Claim Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

              (f) Resolution of Conflicts; Arbitration.

                  (i) In case the Company Agent shall so object in writing to any claim or claims made in any Officer's Notice Certificate or Officer's Claim Certificate (either, an "Officer's Certificate"), the Company Agent and Sub shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Company Agent and Sub should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and an original, executed copy thereof shall be delivered to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute (if applicable) cash from the Escrow Fund in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation, either Sub or the Company Agent may demand arbitration of the matter unless (in the case of a disputed Officer's Claim Certificate) the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Sub and the Company Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.4(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                  (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.4(f), in any arbitration hereunder, each party shall pay its own expenses, and the fees of each arbitrator shall be paid one-half by the Company and one-half by Parent or Sub.

              (g) Company Agent; Power of Attorney.

                  (i) The Company hereby appoints the Company Agent as agent and attorney-in-fact for the Company to give and receive notices and communications, to authorize payment to Sub of cash from the Escrow Fund in satisfaction of claims by Parent or Sub, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Company Agent for the accomplishment of the foregoing. Such agency may be changed by the Company from time to time upon not less than thirty (30) days prior written notice to Parent and Sub. The Company Agent may resign upon not less than thirty
(30) days prior written notice to Parent, Sub, the Escrow Agent and the Company. Any vacancy in the position of Company Agent may be filled by the Company. No bond shall be required of the Company Agent, and the Company Agent shall not receive compensation for his or her services. Notices or communications to or from the Company Agent shall constitute notice to or from the Company.

                  (ii) The Company Agent shall not be liable for any act done or omitted hereunder as Company Agent while acting in good faith and in the exercise of reasonable judgment. The Company shall indemnify the Company Agent and hold the Company Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Company Agent and arising out of or in connection with the acceptance or administration of the Company Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Company Agent.

              (h) Actions of the Company Agent. A decision, act, consent or instruction of the Company Agent shall constitute a decision of the Company and shall be final, binding and conclusive upon the Company, and the Escrow Agent, Parent and Sub may rely upon any such decision, act, consent or instruction of the Company Agent as being the decision, act, consent or instruction of the Company. The Escrow Agent, Parent and Sub are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Company Agent.

              (i) Escrow Agent's Duties.

                  (i)  The  Escrow  Agent  shall  be  obligated   only  for  the
performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Sub and the Company Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable to any party for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

              Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amount, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vi) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her/its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except for acts or omissions taken by the Escrow Agent not in conformance with the standard set forth in clause (i) of this Section 8.4(i).

                  (vii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

              (j) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by the Parent without deduction from the Escrow Fund. Without affecting the foregoing, if Parent fails to pay such fees for any reason, the Company may elect to pay such fees and in such event shall be entitled to reimbursement therefor by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.

         8.5 Exclusive Remedy. To the extent permitted by law, the indemnities and other remedies set forth in this Article VIII shall be the exclusive remedies of the parties for any misrepresentation, breach of warranty or breach of any covenant or agreement contained in this Agreement, provided that the foregoing shall not limit any party's right to recover for fraud.


                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (b) the Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1998, by reason of the failure of any condition precedent under Section
7.1 hereof (unless the failure results primarily from the Parent or Sub itself breaching any representation, warranty or covenant contained in this Agreement); and

              (c) the Company may terminate this Agreement by giving written notice to the Parent and Sub at any time prior to the Closing (A) in the event the Parent or Sub has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Company has notified the Parent and Sub of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1998, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty or covenant contained in this Agreement).

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination, and provided further that, the provisions of Sections 6.3 and 6.5 and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other Party, provided, however, that Parent or Sub may, upon 30 days' prior written notice to the Company Agent, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Parent and Sub nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         10.4 Counterparts.  This   Agreement  may be  executed  in one or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.5 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices hereunder shall be addressed to the intended recipient as set forth below:

If to the Company:      The Telephone Connection, Inc.
                        1120 Connecticut Avenue, N.W., Suite 1200
                        Washington, D.C. 20036
                        Attn:  Howard Bender
                        Telephone: (202) 828-9000

Copy to:                Tucker, Flyer & Lewis
                        1615 L Street, N.W., Suite 400
                        Washington, D.C. 20036
                        Attn:  Thomas J. Knox, Esq.
                        Telephone:  (202) 452-8600

If to the Company
           Agent:       Howard Bender
                        1120 Connecticut Avenue, N.W., Suite 1200
                        Washington, D.C. 20036
                        Telephone: (202) 828-9000

Copy to:                Tucker, Flyer & Lewis
                        1615 L Street, N.W., Suite 400
                        Washington, D.C. 20036
                        Attn:  Thomas J. Knox, Esq.
                        Telephone:  (202) 452-8600


If to the Parent
         or Sub:        Centigram Communications Corporation
                        91 East Tasman Drive
                        San Jose, California 95134
                        Attn:  President
                        Telephone:    (408) 944-0250

Copy to:                Wilson Sonsini Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attn:  Steven E. Bochner, Esq.
                        Telephone:    (650) 493-9300


If to the Escrow
          Agent:        U.S. Bank Trust National Association
                        One California Street, Fourth Floor
                        San Francisco, California 94111
                        Attn:  Barbara L. Wise
                        Telephone:  (415) 273-4530

         Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         10.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parent, Sub and the Company. The Company may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after the stockholders of the Company have approved this Agreement will be subject to the restrictions contained in the Delaware General Corporation Law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        10.10 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, provided that the accounting fees and expenses of Ernst & Young in connection with preparing the Audited Statements shall be borne by Parent.

        10.11 Construction.  Any  reference  to any federal,  state,  local,  or foreign  statute  or law  shall  be  deemed  also  to  refer  to all  rules  and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The word "agreement " when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

        10.12 Incorporation   of  Exhibits   and  Schedules.  The  Exhibits  and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        10.13 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which it may be entitled, at law or in equity.

        10.14 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.15 Submission to Jurisdiction. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of any state or federal court sitting in Santa Clara County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                 CENTIGRAM COMMUNICATIONS CORPORATION


                                 By:  /s/ Robert L. Puette
                                      ----------------------------------------
                                 Name:  Robert L. Puette
                                 Title: President and Chief Executive Officer


                                 TTCI ACQUISITION CORP.


                                 By: /s/ Robert L. Puette
                                     -----------------------------------------
                                 Name:  Robert L. Puette
                                 Title:  President and Chief Executive Officer


                                 THE TELEPHONE CONNECTION, INC.


                                 By: /s/ Steven J. Schwartz
                                     -----------------------------------------
                                 Name:  Steven J. Schwartz
                                 Title: Treasurer


                                 U.S. BANK TRUST NATIONAL ASSOCIATION


                                 By: /s/ Barbara L. Wise
                                     -----------------------------------------
                                 Name:  Barbara L. Wise
                                 Title:  Vice President


                    [ASSET PURCHASE AGREEMENT SIGNATURE PAGE]